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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE



                     GTS Appoints Duncan Lewis as President

LONDON - January 15, 2001 - Global TeleSystems, Inc. ("GTS") (NYSE: GTS; Easdaq:
GTSG; Frankfurt: GTS), the leading pan-European provider of broadband optical and IP network services, today announced that Duncan Lewis has joined the company as President and Chief Operating Officer. Lewis, 49, is a recognised leader in the global data and telecommunications industry, with more than 20 years experience in senior roles across the sector.

Prior to joining GTS, Lewis was Managing Director and Chief Corporate Development Officer of Equant NV. Equant operates the world's largest global data network, serving exclusively multinational companies. Lewis had overall responsibility for day-to-day global operations at Equant as well as the strategic development of the business. Amongst his other achievements, Lewis was part of the senior team that brought Equant to profitability within three years of its start-up and built a customer base that includes around 30% of the Global 1000 companies.

Lewis will report to GTS Chairman and CEO Robert J. Amman and will oversee day-to-day operations of the company. He will especially focus on expanding GTS's Broadband Services business into the corporate market through the rapid development of a sales force and product set that serve the data and network communications needs of large companies throughout Europe.

The Company has previously announced a restructuring program that includes the sale of its Central European and Business Services units to focus on building its Broadband Services business. Amman will now focus on this restructuring. On successful completion of the restructuring, it is intended that Lewis will be appointed CEO of GTS and that Amman will become non-executive Chairman.

Amman commented: "We are thrilled to bring in a proven leader of Duncan Lewis' calibre, experience and track record. GTS has long been Europe's acknowledged market leader in providing carriers and service providers with broadband and optical IP services. Duncan is the perfect person to help us rapidly extend and expand that success into Europe's E.30 billion corporate services market."

Commenting on his appointment, Lewis added: "I chose to join GTS because of its existing leadership role in Europe's broadband services market and its potential to extend that success to the corporate market. GTS uniquely combines the leading European and trans-Atlantic physical network infrastructure; the leading European Internet backbone; a highly-skilled pan-European workforce and management group; a stable and high-quality customer base; and significant recurring revenues. My role is to help GTS quickly and effectively build on these assets to extend our presence to serve Europe's largest corporations. I am energised by the prospect and determined that we will succeed."

Prior to Equant, Lewis' senior roles included: Chief Executive Officer, Mercury Communications; Managing Director, Cable and Wireless Europe, and Business Networks; and Chief Executive Officer, Granada Media. He has also held various senior roles at BT, including Director - Procurement, Strategy and Network Services.


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ABOUT GTS (WWW.GTS.COM)

GTS is the leading provider of broadband optical and IP network services across Europe, serving carriers and corporations with a range of broadband, hosting and Internet/IP services. As the broadband leader in Europe, the company has the largest cross-border fiber optic network and the largest Tier-1 Internet backbone. Additionally, as part of its Business Services unit, which is currently for sale, GTS serves small and medium sized enterprises (SMEs) in 12 European countries. The company also operates seven city enterprise networks
(CENS), which provide intra-city bandwidth, and trans-Atlantic optical fibre network facilities connecting Europe and North America. The company has its headquarters in London. Other corporate offices are located in Washington, D.C., Brussels and Cork, Ireland. The company has sales and service operations in a total of 20 countries.

GTS CONTACTS

Glenn Manoff (Media)
Tel.: 44-207-769-8290; fax: 44-207-769-8084; email: glenn.manoff@gts.com

Jim Shields (Investors)
Tel.: 44-207-769-8264; fax: 44-207-769-8068; email: jim.shields@gts.com

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainties. Although GTS believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by GTS or any other person that the objectives and plans of GTS will be achieved.

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